Exhibit 10



                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     AMENDMENT No. 1 to Employment Agreement dated as of May 4, 1998, (the "Employment Agreement"), between The Pittston Company, a Virginia corporation (the "Company"), Brink's, Incorporated, a Delaware corporation ("Brink's") and Michael T. Dan, residing at 3206 Monument Avenue, Richmond, Virginia (the "Executive").

     The Company and the Employee agree to amend the Employment Agreement as follows:

     1. The first sentence of the second paragraph of Section 1 of the Employment Agreement is hereby amended by substituting the date "March 31, 2007" for the date "February 5, 2003."

     2. The first sentence of Section 3(a) of the Employment Agreement is hereby amended by substituting the phrase "eight hundred eighty-four thousand ($884,000)" for the phrase "five hundred twenty-five thousand ($525,000)."

     3. A new Section 4(g) of the Employment Agreement is added as follows:

     "The Executive's former wife shall continue to participate in the Company's group medical plan offered from time to time, if any, as if she were his spouse. Nothwithstanding anything to the contrary in this Agreement, upon termination of the Executive for any reason, including, without limitation, his death or disability or expiration of this Agreement, his former wife shall be eligible to fully participate, solely at her own expense, in the Company's group medical plan offered from time to time, if any, until she elects to retire under the Company's Pension-Retirement Plan. The




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Company also will provide group medical benefits to the Executive's former wife under the Retiree Health Care Program of the Company, subject to normal retiree contributions to the cost of maintaining her participation in such plan, on the same basis made available to other eligible retirees of the Company (or their spouses) subject to the Company's right to terminate or to modify such program from time to time."

     4. The first sentence of Section 5 of the Employment Agreement is hereby amended by substituting the phrase "three years" for the phrase "one year."

     5. The first sentence of Section 6(i) of the Employment Agreement is hereby amended by substituting the phrase "three years" for the phrase "one year."

     6. Section 12 of the Employment Agreement is hereby amended by deleting the address of the Company and substituting the following address:

                               1801 Bayberry Court
                               P.O. Box 18100
                               Richmond, Virginia  23226-8100
                               Attention:  Corporate Secretary

     7. Except as hereinabove provided, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of March 8, 2002.

                                THE PITTSTON COMPANY



                                By:       /s/ Frank T. Lennon           3/18/02
                                   --------------------------------------------
                                   Frank T. Lennon                      Date
                                   Vice President - Human Resources
                                   and Administration




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                                BRINK'S, INCORPORATED



                                By:       /s/ Mari Jo Flanagan
                                   ---------------------------------------------
                                          Mari Jo Flanagan               Date
                                          Vice President

APPROVED:



/s/ Roger G. Ackerman                    /s/ Michael T. Dan
----------------------------    ------------------------------------------------
Roger G. Ackerman                        Michael T. Dan                  Date
Chairman, Compensation and
Benefits Committee of the
Board of Directors






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